UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Houlihan Lokey, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The registrant is filing definitive additional materials to disclose certain changes with respect to the stock ownership of ORIX HLHZ Holding LLC (“HLHZ”), and rights of HLHZ to recommend nominees for election to the registrant’s board of directors.

Changes in Ownership and Right to Recommend Director Nominees

As a result of the sale of Class A Common Stock of the registrant by HLHZ in an underwritten public offering completed on August 1, 2019, HLHZ no longer owns any securities of the registrant. Accordingly, HLHZ’s Post-IPO Percentage Ownership (as defined in that certain Stockholders’ Agreement, dated as of August 18, 2015 (the “Stockholders’ Agreement”), among the registrant, HLHZ and the trustees of the HL Voting Trust (as defined in the registrant’s definitive proxy statement on Schedule 14A, filed July 26, 2019 (the “Original Proxy Statement”))) has decreased to zero and the number of director nominees that HLHZ is entitled to designate has been reduced from one to zero. As a result, each of the Stockholders’ Agreement and the Registration Rights Agreement, dated August 18, 2015, among the registrant and HLHZ (the “RRA”), has terminated in accordance with its terms.

On August 1, 2019, the registrant, HLHZ and the trustees of the HL Voting Trust entered into an extension agreement (the “Extension Agreement”) pursuant to which the registrant and the trustees of the HL Voting Trust waived the provision of the Stockholders’ Agreement requiring HLHZ to take all actions necessary to cause the one remaining HLHZ-designated director to tender his resignation within five business days of HLHZ’s Post-IPO Percentage Ownership dropping to zero, and HLHZ agreed to take all actions necessary to cause such director to tender his resignation within one business day of receiving a written request from the trustees of the HL Voting Trust to do so. Such Extension Agreement survives the termination of the Stockholders’ Agreement. The trustees of the HL Voting Trust are considering potential director candidates to replace the HLHZ-designated director that is the subject of the Extension Agreement and plan to request HLHZ to cause the designated director to tender his resignations once, and to the extent, the trustees of the HL Voting Trust have identified a nominee for his replacement and/or the registrant determines to reduce the size of the board of directors to eliminate any such vacancy. The three nominees proposed for election as Class I directors of the registrant in the Original Proxy Statement remain unchanged.

For a more complete description of the Stockholders’ Agreement and RRA, as well as to the other rights of, and restrictions on, the registrant that are impacted by HLHZ’s Post-IPO Percentage Ownership being equal to zero, reference is made to the full text of the Stockholders’ Agreement and RRA, copies of which are filed as Exhibits 10.1 and 10.2 to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 21, 2015.